                                                                    EXHIBIT 10.6

THIS LEASE is made on the date specified in the Lease Details between the Landlord, the Tenant, the Surety and the Head Landlord.

THIS DEED WITNESSES as follows.

1.    INTERPRETATION

1.1   In this Lease, except where the context otherwise requires:

      "THE BUILDING" means the land and building at 1 Oliver's Yard, London EC2 demised by the Head Lease of which the demised premises form part;

      "CONDUITS" means tanks, pipes, sprinklers, wires, cables, drains, meters, ducts, trunking, sewers, gutters and associated apparatus and other similar items;

      "THE DEMISED PREMISES" means the Premises specified in the Lease Details as more particularly described in Part 1 of Schedule 1;

      "THE ENDING OF THE TERM" means the coming to an end of the term in any way including expiration, termination, surrender, frustration and forfeiture;

      "THE FIRST LEASE" means a Lease of part of the Second Floor of the Building dated 9th September 2004 and made between the Landlord (1) the Tenant (2) Penson Financial Services Inc (3) and Derwent Valley Central Limited (4);

      "GROUP COMPANY" means a body corporate which is a member of the same group of companies as the Tenant within the meaning of Section 42 of the Landlord and Tenant Act 1954;

      "THE HEAD LANDLORD" means the party so described in the Lease Details and includes the person for the time being entitled to the reversion immediately expectant on the determination of the term of years created by the Head Lease or if the Head Lease comes to an end (howsoever caused) the Landlord;

      "THE HEAD LEASE" means a lease dated 27th March, 2001 and made between Colebrook Estates Limited (1) and Globix Limited and Globix Corporation
      (2) whereby the Building was demised to Globix Limited and Globix Corporation for a term of 30 years commencing on 19th March, 2001 subject to the payment of the rent thereby reserved and the observance and performance of the lessee's covenants and conditions therein contained and under which the Landlord holds the Building at the date of this Lease;

      "THE INSURED RISKS" means the risks against which the Head Landlord covenants to insure pursuant to the Head Lease;

      "THE LANDLORD" means the Landlord specified in the Lease Details or such other person as may for the time being be entitled to the reversion immediately expectant on the ending of the term;

      "THIS LEASE" means this deed and any instrument made under it or supplemental to it;

      "OPEN MARKET RENTAL VALUE" means the annual rent at which the demised premises could reasonably be expected to be let as a whole on the open market at the review date assuming that at that date:

      (i) the demised premises are fully carpeted and fit for the immediate occupation and use of the hypothetical tenant and all services are available;

      (ii) any concession or consideration which might reasonably be given to the hypothetical tenant on a new letting in the open market for fitting out has been given and has been exhausted and no reduction is to be made to take account of it;

      (iii) any rent free period which might reasonably be given to the hypothetical tenant on a new letting in the open market for fitting out has been given and has expired and no reduction is to be made to take account of it;

      (iv) no work has been carried out to the Building or its services (unless by the Landlord or the Head Landlord) which has diminished the rental value of the demised premises;

      (v) if the Building or any of its services have been destroyed or damaged it has been fully restored;

      (vi) the demised premises are available to let by a willing landlord to a willing tenant with vacant possession without a premium but subject to the provisions of this Lease (other than the amount of the principal yearly rent but including the provisions for review) for a term of ten years commencing on the review date; and

      (vii) the covenants in this Lease on the part of the tenant have been fully performed and observed there being disregarded:

      (viii) any goodwill attached to the Building by reason of the carrying on there of business by the Tenant any lawful undertenant any lawful occupier or any of their predecessors in title;

      (ix) any effect on rent of any improvement carried out to the demised premises with the consent of the Landlord (where required and otherwise than in pursuance of an obligation to the Landlord or its predecessors in title) to the extent only that such improvement or works were completed either during the Term or during any period of occupation prior to the commencement of the Term arising out of an agreement to grant this Lease provided that any works carried out pursuant to a statute or legal obligation shall not be regarded as having been carried out in pursuance of an obligation to the Landlord;

      (x) any effect on rent of the fact that the Tenant any lawful undertenant any lawful occupier or any of their respective predecessors in title have been in occupation of the demised premises or any other part of the Building;

      (xi) so far as may be permitted by law all Statutes which would otherwise restrict or reduce the amount of rent payable;

      "PERMITTED USE" means in respect of the second floor, use within Class B1(a) of the Schedule to the Town and Country Planning (Use Classes) Order 1987 and in respect of the basement, ancillary storage;

      "THE PRINCIPAL YEARLY RENT" means the Yearly Rent specified in the Lease Details or else the principal yearly rent ascertained in accordance with
      Schedule 4;

      "THE REVIEW DATE" means the Review Date specified in the Lease Details;

      "THE SERVICE CHARGE RENT" has the meaning ascribed to it in Schedule 7;

      "STATUTE" means:

      (i)   an Act of Parliament and sub-ordinate legislation; and

      (ii) a law, decree or direction of the European Community or other supranational body having effect as law in the United Kingdom now or from time to time in force;

      "THE SURETY" means the party so described in the Lease Details;

      "THE TENANT" means the Tenant specified in the Lease Details and its successors in title and assigns; and

      "THE TERM" means the term of years granted by this Lease.

1.2   In this Lease, unless otherwise specified:

(A) a reference to a clause or a schedule is a reference to a clause of or a schedule to this Lease;

(B) a reference to a paragraph is a reference to a paragraph of the schedule in which the reference appears and a reference to a sub-paragraph is to a sub-paragraph of the paragraph in which the reference appears;

(C) headings to clauses and paragraphs are for convenience only and do not affect the interpretation of this Lease;

(D) a covenant by the Tenant not to do any act, matter or thing includes a covenant not to cause or knowingly permit the doing of it;

(E) a reference to a particular Statute (other than the Town and Country Planning (Use Classes) Order 1987) shall be construed as a reference to that Statute as it may have been or may in the future be amended, modified or re-enacted and to any regulation, statutory instrument, order, byelaw, direction or other provision that may have been made or may in the future be made under it;

(F) where a party consists of two or more persons the obligations of such persons are joint and several;

(G) land shown edged or coloured on the Plans is shown for the purpose of identification only;

(H) a reference to any right reserved to or exercisable by the Landlord or any right exercisable by the Tenant in common with the Landlord shall be construed as including (where appropriate) the exercise of such right:

      (i) by the Head Landlord and any mortgagee of the Landlord or the Head Landlord and all persons authorised by them; and

      (ii)  in common with all other persons having a like right.

1.3   This Lease incorporates the Lease Details first before written.

2.    DEMISE

      In consideration of the rents reserved by this Lease and the covenants on the part of the Tenant and the Surety the Landlord demises with full title guarantee (but excluding any covenant that the obligations contained in the Head Lease relating to the state and condition of the demised premises have been complied with) unto the Tenant all those the demised premises subject to the matters contained or referred to in the deeds and documents listed in Schedule 8 and to hold the demised premises unto the Tenant for the Term specified in the Lease Details together with the easements and rights specified in Part 2 of Schedule 1 except and reserved to the Landlord and all persons authorised by the Landlord or otherwise entitled the easements and rights specified in Part 3 of Schedule 1 yielding and paying to the Landlord:

      (i) the principal yearly rent by equal quarterly payments in advance on the usual quarter days in every year such payments to be made by banker's order or otherwise as the Landlord may reasonably require, the first payment in respect of the period commencing on the Rent Commencement Date specified in the Lease Details upto the quarter day next thereafter to be made on such Rent Commencement Date;

      (ii) the relevant proportion of the costs and expenses incurred by the Landlord in connection with its obligations under Schedule 5 such payment to be made within fourteen days of written demand, the first payment in respect of the period commencing on the date of this Lease to be made on the date of this Lease; and

      (iii) the service charge rent at the times set out in Schedule 7, the first payment in respect of the period commencing on the date of this Lease upto the quarter day next thereafter to be made on the date of this Lease.

3.    TENANT'S COVENANT

      The Tenant covenants with the Landlord in accordance with Schedule 2.

4.    LANDLORD'S COVENANTS

      The Landlord covenants with the Tenant:-

4.1 that subject to the Tenant paying the rents reserved by this Lease and observing and performing the covenants on its part the Tenant may peaceably hold and enjoy the demised premises during the term without any interruption by the Landlord or any person lawfully claiming under or in trust for it;

4.2 to pay the rents reserved by the Head Lease and to perform the covenants and conditions on the part of the lessee contained in the Head Lease (save insofar as the same are the responsibility of the Tenant under this Lease) and to indemnify and keep indemnified the Tenant against all actions claims proceedings costs and demands arising out of any breach of such covenant;

4.3 at the request of the Tenant to use all reasonable endeavours to enforce the covenants on the part of the lessor contained in the Head Lease;

4.4 to use reasonable endeavours to obtain any consent required under the Head Lease where the Tenant makes application for consent under the Lease; and

4.5 to provide the services referred to in parts 2 and 3 of schedule 7 in accordance with, and save as mentioned in, such schedule.

5.    RE-ENTRY

      Without prejudice to any other rights or remedies of the Landlord if:

      (i) any of the rent reserved by this Lease is in arrears for twenty one days after it becomes due (whether or not in the case of the principal yearly rent it has been legally demanded); or

      (ii)  there is any breach of any of the Tenant's covenants in this Lease;
            or

      (iii) any of the rents reserved by the First Lease is in arrears for twenty one days after it becomes due (whether or not in the case of the principal yearly rent it has been legally demanded), or there is any breach of the tenant's covenants in the First Lease or any of the surety's covenants in the First Lease.

      (iv)  the Tenant:

            (a) proposes or enters into any scheme, compromise, moratorium or arrangement with any of its creditors; or

            (b) has an execution, distress, sequestration or other process levied on any of its assets which is not discharged within fourteen days;

      (v)   the Tenant being a company incorporated in the United Kingdom:

            (a)   is struck off the register of companies; or

            (b) being an unlimited company is registered with limited liability; or

            (c)   has an administrator appointed; or

            (d) has a petition presented for its winding up or has a winding up order made against it or it otherwise enters into a voluntary winding up or a meeting is convened for the purpose of considering a resolution for its winding up (other than a voluntary winding up of a solvent company for the purpose of amalgamation or reconstruction); or

            (e) has a receiver or administrative receiver appointed over all or any of its assets or has an encumbrancer take possession or exercise any power of sale over all or any of its assets; or

            (f)   is deemed to be unable to pay its debts within the meaning of section 123 of the Insolvency Act 1986;

      (vi)  the Tenant or any such surety being an individual:

            (a)   has a bankruptcy order made against him; or

            (b) is the subject of an order or appointment under section 253, 273 or 286 of the Insolvency Act 1986; or

            (c) appears to be unable to pay or to have any reasonable prospect of being able to pay his debts within the meaning of sections 267 and 268 of the Insolvency Act 1986;

      (vii) the Tenant being an overseas company, any circumstances exist or event occurs with respect to the Tenant or any such surety in any jurisdiction which has an effect equivalent or similar to any of those mentioned in this clause then the Landlord may at any time re-enter the demised premises or any part in the name of the whole and forfeit this Lease whereupon this Lease and the term created by it shall come to an end.

6.    PROVISIONS

      This Lease incorporates:

      (i)   the insurance provisions in Schedule 5;

      (ii)  the further provisions in Schedule 6; and

      (iii) the service charge provisions in Schedule 7

      and the Landlord and the Tenant covenant with one another to comply with their respective obligations in such schedules.

7.    CERTIFICATE

      The parties certify that this Lease is a new tenancy for the purposes of the Landlord and Tenant (Covenants) Act 1995.

8.    AGENT FOR SERVICE

8.1 This clause applies to any writ, summons, order, judgment or other process issued out of the courts of England and Wales in connection with any proceeding, suit or action arising out of or in connection with this Lease to the exclusion of any other provision of this Lease relating to the service of notices.

8.2 Penson Worldwide, Inc irrevocably agrees that any document to which this clause applies may be sufficiently and effectively served on it by service on its agent Penson Financial Services Limited, if no replacement agent has been appointed and notified to the Landlord pursuant to clause 8.5, or on the replacement agent if one has been appointed and notified to the Landlord.

8.3 Any such document served pursuant to this clause shall be marked for the attention of:

      (i) Penson Financial Services Limited at the demised premises or such other address within England or Wales as may be notified to the Landlord by Penson Worldwide, Inc;

      (ii) such other person as is appointed as agent for service pursuant to clause 8.5 at the address notified pursuant to clause 8.5.

8.4 Any such document addressed in accordance with clause 8.3 shall be deemed to have been duly served if:

      (i)         left at the specified address, when it is left; or

      (ii) sent by first class post, three clear days after the date of posting.

8.5 If the agent referred to in clause 8.2 (or any replacement agent appointed pursuant to this sub-clause) at any time ceases for any reason to act as such, Penson Worldwide, Inc shall appoint a replacement agent to accept service having an address for service in England or Wales and shall notify the Landlord of the name and address of the replacement agent; failing such appointment and notification, the Landlord may by notice to Penson Worldwide, Inc appoint such a replacement agent to act on Penson Worldwide, Inc's behalf.

8.6 A copy of any document served on an agent pursuant to this clause shall be sent by post to Penson Worldwide, Inc at its address for the time being for the service of notices and other communications under this Lease, but no failure or delay in so doing shall prejudice the effectiveness of the service of the document in accordance with the provisions of this clause.

9.    JURISDICTION

9.1 The parties irrevocably agree for the exclusive benefit of the Landlord that the courts of England shall have jurisdiction to settle any disputes which may arise out of or in connection with this Lease and that accordingly any proceedings, suit or action in connection with this Lease may be brought in such courts.

9.2 Without prejudice to clause 9.1, Penson Worldwide, Inc further irrevocably agrees that any such proceedings, suit or action may be brought in the courts of California and submits (and agrees to submit) to the non-exclusive jurisdiction of such courts.

9.3 Nothing contained in this clause shall limit the right of the Landlord to take such proceedings, suit or action against Penson Worldwide, Inc in any other court of competent jurisdiction, nor shall the taking of proceedings, suit or action in one or more jurisdictions preclude the taking of such proceedings, suit or action in any other jurisdiction, whether concurrently or not, to the extent permitted by the law of such other jurisdiction.

9.4 Penson Worldwide, Inc irrevocably waives (and irrevocably agrees not to raise) any objection which it may have now or hereafter to the laying of the venue of any such proceedings, suit or action in any such court as is referred to in clause 9.1 or 9.2 and any claim that any such proceedings, suit or action have been brought in an inconvenient forum and further irrevocably agrees that a judgment in any such proceedings, suit or action brought in any court referred to in this clause shall be conclusive and binding upon Penson Worldwide, Inc and may be enforced in the courts of any other jurisdiction.

9.5 This Lease shall be governed by and construed in accordance with English law.

10.   BREAK CLAUSE

10.1 If the Tenant (in this clause 10 meaning Penson Financial Services Limited) wishes to determine the Lease on 23rd June 2009 and shall give to the Landlord not less than nine months' prior notice in writing and shall up to the time of such determination pay the rents reserved by this Lease (save for any service charge rent unpaid in the case of a bona fide dispute between the parties) then upon the expiry of such notice and the delivery up of vacant possession to the Landlord this Lease shall immediately cease and determine but without prejudice to the respective rights of either party in respect of any antecedent claim or breach of covenant provided that any notice served pursuant to this clause shall only have effect where it simultaneously serves a notice terminating the First Lease in accordance with its terms.

10.2  Time is of the essence in relation to this clause 10.

11.   EXCLUSION ORDER

11.1  By a statutory declaration made on the       day of               2005 in
      the form, or substantially in the form, set out in paragraph 8 of schedule 2 to the Regulatory Reform (Business Tenancies) (England and Wales) Order 2003 the Tenant acknowledges that it has been served with a notice in the form, or substantially in the form, set out in schedule 1 to that Order.

11.2 Having complied with the requirements of section 38A(3) of the Landlord and Tenant Act 1954 the Landlord and Tenant agree that the provisions of sections 24 to 28 of that Act are excluded in relation to this Lease.

12.   CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

      The parties to this Lease do not intend that any term of this Lease is to be enforceable, by virtue of the Contracts (Rights of Third Parties) Act 1999, by any person who is not a party to this Lease.

13.   HEAD LANDLORD'S CONSENT

      The Head Landlord grants licence for the Landlord to grant this Lease to the Tenant.

14.   SURETY'S COVENANT

      The Surety covenants with the Landlord in accordance with Schedule 3.

IN WITNESS whereof the Head Landlord, the Landlord, the Tenant and the Surety have executed this document as a deed the day and year first before written.

                                   SCHEDULE 1

                                     PART 1

                              THE DEMISED PREMISES

All those internal parts of the second floor of the Building shown edged red on Plan 1 annexed hereto including:-

(i)    the entrance doors from the common parts of the Building;

(ii) the doors, frames, equipment and fitments and any glass in the doors of the demised premises;

(iii) the internal plaster or other surfaces of load bearing walls and columns within the demised premises and of walls which form boundaries of the demised premises;

(iv)   the whole of all non-bearing walls within the demised premises;

(v)    the surfaces of the floor slab and ceiling slab;

(vi) the raised floor and supports and the void between the floor slab and the raised floor;

(vii) the false ceiling and supports and the void between the ceiling slab and the false ceiling;

(viii) all conduits, plant and machinery now or after the date of this deed installed in any part of the Building and exclusively serving the demised premises;

(ix)   all fixtures and fittings from time to time on the demised premises; and

(x)    all additions and improvements to the demised premises;

but excluding the structural parts, loadbearing framework, roof, foundations, external walls and the conduits, plant and machinery within but not exclusively serving the demised premises.

                                     PART 2

                          EASEMENTS AND RIGHTS GRANTED

1. The right of passage and running of water, soil, gas, electricity in and through the conduits in the Building at the date of this Lease and presently serving the demised premises and any replacement of such conduits.

2. The right to pass and repass over and along the entrance hall, landings, passages and staircases of the Building serving the demised premises and intended for the common use of the occupiers of the Building.

3. The right to use the lifts, plant and machinery in the Building and any replacement of such lifts, plant and machinery.

4. The right to use the male and female lavatory accommodation on the same floor of the Building as the demised premises.

5. The right to have the names of the lawful occupiers of the demised premises displayed on the notice board provided by the Landlord for the purpose in the ground floor reception hall of the Building and on or adjacent to the entrance doors to the demised premises.

6. The right to pass and repass on foot for emergency purposes only over and along the roadway known as Winters Mews to the rear of the Building.

7. The right (to the extent and is so far as the Landlord is able to grant the same) to pass and repass either by foot or with vehicles over and along the roadway adjoining the Building and known as Oliver's Yard.

8. The right to place plant, machinery and telecommunications and other communications apparatus (including one domestic sized satellite dish, one aerial and one condenser unit) on the roof of the Building within designated plant areas subject to compliance with Statute and subject to the approval of the Landlord as to the nature, size and location of such plant, machinery and telecommunications and other communication apparatus, such approval not to be unreasonably withheld or delayed.

                                     PART 3

                         EXCEPTIONS AND RIGHTS RESERVED

1. The right to erect or alter or to consent to the erection or alteration of any building now or from time to time on any adjoining or neighbouring property notwithstanding that such erection or alteration may diminish the access of light and air enjoyed by the demised premises and the right to deal with any such property as it may think fit.

2. The right of passage and running of water, soil, gas, electricity and of all other services or supplies through such conduits as are now or may after the date of this Lease be installed in the demised premises and serving or capable of serving other parts of the Building or adjoining or neighbouring property or any buildings now or after the date of this deed erected on such property together with the right to enter upon the demised premises to inspect, repair or maintain any such conduits.

3. The right to enter upon the demised premises in connection with the erection, alteration, improvement, repair or maintenance of any such parts or property or building or any adjoining or neighbouring property and for such purpose to underpin, shore up and bond and tie into the structure of the demised premises subject to the persons entering causing as little disturbance as reasonably practicable and promptly making good any damage caused.

4. The right to lay or construct new conduits in the demised premises and to connect into such conduits as are now or may after the date of this Lease be installed in the demised premises (other than conduits capable of serving only the demised premises subject to the persons entering causing as little disturbance as reasonably practicable and promptly making good any damage caused.).

5. The rights and liberties to enter upon the demised premises in the circumstances in which in the covenants by the Tenant contained in this Lease the Tenant covenants to permit such entry.

6. The right temporarily to close any part of the Building other than the demised premises, but not so as to deny the Tenant access to and use of the demised premises or (so far as is reasonably practicable) the roof.

                                   SCHEDULE 2

                               TENANT'S COVENANTS

2.1   RENT

(A) To pay the rents reserved by this Lease at the times and in the manner specified without any deduction save as may be required by law.

(B) Not to exercise or seek to exercise any right or claim to withhold rent or any right or claim to set-off save as may be required by law.

2.2   OUTGOINGS

      To pay and discharge all existing and future rates, taxes, duties, charges, assessments, outgoings and impositions (whether parliamentary, local or otherwise and whether of a capital, revenue, non-recurring or wholly novel nature) which are now or may at any time be assessed, charged or imposed upon the demised premises or on the owner or occupier in respect of them or anything done on them or pending separate assessment of the demised premises a fair proportion to be reasonably determined by the Landlord of any sum payable in respect of the Building but excluding any taxes or other fiscal impositions relating to or generated by the grant of this Lease or any dealing with any interest expectant in reversion on the ending of the term or by reason of the receipt by the Landlord or its agents of the rents and other sums payable pursuant to this Lease.

2.3   REPAIR

(A) Save in the case of damage by insured risks (except to the extent the insurance effected by the Landlord is vitiated, avoided or forfeited or the payment of the policy monies is refused or withheld by reason of the act or omission of the Tenant or any person deriving title under the Tenant or their respective servants, agents or licensees):

      (i) to keep the demised premises in good and substantial repair and condition and in whole or in part replace or renew them as necessary; and

      (ii) to repair or (when beyond economic repair) replace with others of modern and up to date design all lessor's fixtures and fittings which become obsolete or unusable.

(B) To keep in good and substantial repair all conduits within the demised premises which are used by the owner or occupier of the demised premises.

2.4   DECORATION

      In 2009 or more frequently if necessary and also in the six months immediately before the ending of the term to paint, clean or otherwise treat as the case may be all the inside structure and other internal parts of the demised premises usually or requiring to be painted, cleaned or otherwise treated with two coats of good quality paint or other suitable material of good quality in a proper and workmanlike manner and generally to redecorate the interior of the demised premises and afterwards grain, varnish, wash, strip, stop, distemper, colour, paper or otherwise decorate in the usual manner all parts usually or requiring to be so dealt with the colour and method of all such painting and other works of decoration to be approved by the Landlord.

2.5   YIELDING UP

(A)   At the ending of the term:

      (i) quietly to yield up the demised premises (except lessee's and trade fixtures and fittings which shall at the request of the Landlord but not otherwise be removed prior to the ending of the term) in a condition consistent with the due performance and observance by the Tenant of its covenants in this Lease;

      (ii) if any alterations or additions have been made to the Building by the Tenant or any person deriving title under the Tenant to reinstate the Building (if so required by the Landlord but not otherwise) to the state and condition it was in prior to the making of the alterations and additions;

      (iii) to remove from the Building every sign, notice or other notification belonging to the Tenant or any person deriving title under the Tenant; and

      (iv) to make good all damage caused to the Building by the removal of fittings, furniture and effects to the reasonable satisfaction of the Landlord.

(B) If the Tenant fails to leave the Building in such condition, to pay to the Landlord the proper cost remedying such default.

2.6   STATUTES

(A) To comply with all Statutes and the requirements or directions of any government department, local authority or other competent authority affecting the demised premises or their use and occupation.

(B) To execute all works and obtain all certificates and licences and provide and maintain all arrangements which by or under any Statute or any such requirement or direction are or may be directed or required to be executed, obtained, provided or maintained upon or in respect of the demised premises whether by the Landlord or the Tenant.

(C) Not to do or omit to do in the Building anything by reason of which the Landlord may under any Statute or any such requirement or direction incur or have imposed upon it or become liable to pay any penalty, damages, compensation, costs, levies, charges or expenses.

(D) Upon receipt to deliver to the Landlord a copy of any communication from a government department, local authority or other competent authority affecting the demised premises and at the cost of the Landlord to make or join in making such objections, representations or appeals against or in respect of it as the Landlord may reasonably require.

2.7   PLANNING

(A) To obtain from the relevant planning authority on its own behalf and on behalf of the Landlord all permissions and to serve such notices as may be required for the carrying out of any development on the demised premises or the institution or continuance of any use.

(B) Notwithstanding any other approval granted under this Lease, not to make any application for such permission or to implement such permission once granted without the consent of the Landlord (such consent not to be unreasonably withheld or delayed) provided that the Tenant is not permitted to make any application in relation to a change of use.

(C) Before the ending of the term and unless the Landlord shall otherwise reasonably direct, to carry out in a good and workmanlike manner with suitable materials of good quality any works stipulated to be carried out by a date after the ending of the term as a condition of any planning permission granted during the term and implemented by the Tenant in whole or in part.

2.8   ENTRY UPON THE DEMISED PREMISES

(A) To permit the Landlord, the Head Landlord and persons authorised by them to enter the demised premises at reasonable times after 48 hours prior written notice (except in an emergency) and where requisite to remain with or without workmen, materials and equipment:

      (i) to alter, maintain or repair any other part of the Building or any adjoining property;

      (ii)  in connection with the development of such property;

      (iii) in connection with the easements and rights reserved by this Lease;

      (iv) to comply with such covenants, conditions and restrictions (if any) as may affect any reversion on the term;

      (v) to inspect the demised premises and any alterations or additions being carried out;

      (vi)   to complete an inventory of the lessor's fixtures and fittings;

      (vii)  to measure or value the demised premises;

      (viii) to remedy any breach of the Tenant's covenants in this Lease; and

      (ix)   in connection with the provision of the services referred to in
             Schedule 7

      without payment for any nuisance, annoyance, damage or inconvenience caused to the occupiers of the demised premises but subject to the Landlord causing as little disturbance as reasonably practicable and making good to the reasonable satisfaction of the Tenant any damage caused to the demised premises without delay.

(B) To give notice to the Landlord upon becoming aware of the same of any destruction or damage to the demised premises and of any defect which would or might give rise to any obligation on the Landlord's part to do or refrain from doing any act or thing in order to comply with the duty of care imposed by the Defective Premises Act 1972.

2.9   BREACHES

(A) To make good all breaches of the Tenant's covenants in this Lease within two months after the giving of written notice by the Landlord to the Tenant or sooner if requisite.

(B) If the Tenant continues to default in the performance of any of such covenants of which notice has been given, to permit the Landlord and all persons authorised by the Landlord to take steps to remedy the breaches.

2.10  COSTS

      To indemnify the Landlord against all properly incurred costs arising from or in reasonable and direct contemplation of:

      (i) the enforcement of the Tenant's covenants in this Lease or of the obligations of any person who at any time guarantees the obligations of the Tenant;

      (ii) the preparation and service of any notices or proceedings under sections 146 and 147 of the Law of Property Act 1925 or the Leasehold Property (Repairs) Act 1938 and the inspection and supervision of any works required to be done;

      (iii) the taking of steps subsequent to any such notice notwithstanding forfeiture is avoided otherwise than by relief granted by the Court;

      (iv)  the effecting of any forfeiture not requiring such notice;

      (v) the recovery of sums due under this Lease including the levy or attempted levy of any distress;

      (vi) the preparation and service of all notices and schedules (whether statutory or otherwise) relating to wants of repair to the demised premises or other breaches of any of the Tenant's covenants in this Lease and the inspection and supervision of any works required to be done whether served during the term or after its ending;

      (vii) the preparation and service of any notices, applications or proceedings under the Landlord and Tenant (Covenants) Act 1995 (but excluding any whereby the Landlord is seeking a release in respect of its obligations hereunder); and

      (viii) any application for a consent, licence or approval whether it is granted or refused or proffered subject to any qualification or condition or whether the application is withdrawn or abandoned unless such refusal qualification or condition is held by a court of competent jurisdiction to be unlawful whether because it is unreasonable or otherwise.

2.11  ALTERATIONS

(A) Not without the consent of the Landlord (such consent not to be unreasonably withheld or delayed) to make any internal non-structural alterations or additions to the demised premises but so that (except in the case of the Tenant's initial fitting out works) consent shall not be required for the removal, modification, alteration or erection of demountable partitioning of a specification approved by the Landlord if drawings showing the proposed layout or any revisions to the layout are deposited with the Landlord prior to work commencing.

(B) Not to make any alterations or additions to the Building or any installations, conduits, plant or machinery serving it otherwise than in accordance with sub-paragraph (A).

(C) Not to commence any alterations or additions before all necessary licences, approvals, permissions and consents from all relevant government departments, local authorities and other competent authorities and the insurers have been produced to the Landlord and approved by it such approval not to be unreasonably withheld or delayed.

(D) To procure in respect of any alterations to the air conditioning systems that the contractors carrying out alterations or additions and the architects, engineers or other persons engaged in a consultative capacity in connection with their design or supervision enter into collateral assurances with the Landlord acknowledging in terms acceptable to the Landlord a duty of care to the Landlord in connection with the carrying out, design or supervision as the case may be.

(E) To carry out all alterations and additions in a good and workmanlike manner with suitable materials of good quality to the satisfaction of the Landlord in accordance with all such licences, approvals, permissions and consents and the plans and specifications approved by the Landlord without causing any undue nuisance, damage or inconvenience to the Landlord or the owners or occupiers of any other part of the Building or any neighbouring property.

(F) To remove on demand all alterations and additions made in contravention of this paragraph or in respect of which any licence, approval, permission or consent is withdrawn or lapses and make good all damage caused by such removal and restore all parts of the demised premises affected to a good and substantial condition and properly decorated under the supervision and to the reasonable satisfaction of the Landlord.

2.12  USE

(A) Not to use the demised premises for any dangerous, noxious, noisy, offensive, illegal or immoral purpose.

(B) Not to use the demised premises for any purpose which causes a nuisance, damage or inconvenience to the Landlord or the owners or occupiers of any other part of the Building or any neighbouring property.

(C) Not to hold any auction, public meeting, entertainment or exhibition on the demised premises.

(D)   Not to use the demised premises as a betting shop or a betting office.

(E) Not to use the demised premises for the sale of alcohol for consumption either on or off the demised premises.

(F) Not to allow any person to sleep in the demised premises nor to use the demised premises for residential purposes.

(G) Not without the consent of the Landlord to use the demised premises otherwise than for the Permitted Use specified in the Lease Details.

2.13  SIGNS

      Subject to the rights granted in Schedule 1 Part 2 of this Lease, not to display on the demised premises so as to be visible from outside any sign, fascia, poster, blind or advertisement other than a sign of a size and a kind approved by the Landlord (acting reasonably) showing the name and business of the permitted occupier.

2.14  "FOR SALE" AND "TO LET" SIGNS

      To permit all persons authorised by the Landlord or its agents to view the demised premises at reasonable times in connection with any proposed disposal or reletting without interruption.

2.15  SECURITY ARRANGEMENTS

      Not to leave the demised premises continuously unoccupied for more than one month without notifying the Landlord and providing security and caretaking arrangements approved by the Landlord (acting reasonably) and the insurers.

2.16  OVERLOADING

(A) Not to submit any part of the Building to any excessive load nor to suspend any excessive weight from the ceilings or structure.

(B) Not to overload or obstruct the conduits serving the Building or to discharge into any pipes, drains, or sewers any trade effluent or any harmful matter or substance.

2.17  ENTRANCES AND SERVICE AREAS

      Not to load or unload or receive delivery of or dispatch goods otherwise than in the areas and through the entrances, designated by the Landlord nor to leave any article or vehicle so that such areas or the entrances, roadways or means of access to the Building are blocked to trade or other vehicles or so that access by others is precluded, hindered or inconvenienced.

2.18  RIGHTS OF LIGHT

(A) Not to darken or obstruct any windows belonging to the Building nor to accept payment or other consideration for consenting to anyone else doing so.

(B) To give notice to the Landlord of any third party making or acquiring or attempting to make or acquire any encroachment or easement against the Building and at the request of the Landlord to take such steps as the Landlord may reasonably require to prevent any such encroachment or easement being acquired.

2.19  ALIENATION

(A) Not to assign or charge any part (as distinct from the whole) of the demised premises.

(B) Not to assign the whole of the demised premises or underlet, hold upon trust for another or part with or share possession or occupation of the whole or any part of the demised premises except as provided in the following paragraphs.

(C) Not to assign the whole of the demised premises nor to underlet the whole or any part to a person entitled to claim diplomatic or sovereign immunity.

(D) Not to part with or share possession or occupation of the whole or any part of the demised premises otherwise than to companies which are Group Companies of the Tenant upon terms such that:

      (i) no assignment or sub-letting is effected and no right to exclusive possession is conferred; and

      (ii) any rights of occupation or possession come to an end immediately the relevant company ceases to be a Group Company.

(E)   Not to assign the whole of the demised premises without:-

      (i)   simultaneously assigning the First Lease to the same person; and

      (ii) first providing copies of the audited accounts of the intended assignee (being a body corporate) for the three immediately preceding accounting periods if available, taking into account the date of incorportation of the proposed assignee (including the accounting period last expired), and management accounts of the intended assignee (being a body corporate) for the immediately preceding 12 months;

(F) Upon any assignment of the First Lease simultaneously to assign the demised premises to the person becoming as a result of the first mentioned disposition the tenant under the First Lease

2.20  ASSIGNMENT

(A) Not to assign the whole of the demised premises without first entering into an authorised guarantee agreement with the Landlord in accordance with section 16 of the Landlord and Tenant (Covenants) Act 1995 in such form as the Landlord may lawfully require:

      (i) imposing liability on the Tenant as principal debtor in respect of the obligations owed by the assignee under the covenants in this Lease falling to be complied with by the tenant of the demised premises;

      (ii) imposing liability on the Tenant as guarantor in respect of the assignee's performance of the covenants which is equivalent to that to which the Tenant would be subject as sole or principal debtor in respect of the obligations owed by the assignee under the covenants;

      (iii) requiring the Tenant, in the event of this Lease being disclaimed, to enter into a new lease of the demised premises:

            (a) whose term expires not later than the Term specified in the Lease Details; and

            (b) whose covenants falling to be complied with by the tenant of the demised premises are equivalent to those of this Lease; and

      (iv) making provision incidental or supplementary to any provision made by virtue of (i) to (iii) of this sub-paragraph.

(B) Subject to sub-paragraph (A), not to assign the whole of the demised premises without the consent of the Landlord (such consent not to be unreasonably withheld or delayed) provided that for the purposes of section 19(1A) of the Landlord and Tenant Act 1927 the Landlord may:

      (i) withhold its consent in circumstances where the Tenant has been unable to satisfy the Landlord (acting reasonably) within one month of the original application for such consent that the intended assignee is of appropriate financial standing to be able to comply with the Tenant's covenants contained in this Lease;

      (ii) withhold its consent unless prior to the date of the proposed assignment the Tenant has paid all sums which have fallen due for payment under this Lease before that date and has remedied any outstanding breaches of the Tenant's covenants in this Lease provided that if there shall be a bona fide dispute as to any sum payable the Tenant shall discharge this condition by depositing such sum as an escrow account pending resolution of such dispute;

      (iii) make it a condition of its consent that the intended assignee enters into direct covenants with the Landlord to pay the rents reserved by this Lease and to observe and perform the Tenant's covenants in this Lease throughout the term; and

      (iv) make it a condition of its consent that such surety or sureties as the Landlord reasonably requires covenant by deed directly with the Landlord as principal debtors or covenantors in the terms set out in
            Schedule 3 by reference to the intended assignee.

2.21  UNDERLETTING

(A) Not to underlet the whole of the demised premises otherwise than by an instrument in writing approved by the Landlord such approval not to be unreasonably withheld or delayed on the same terms and conditions as this Lease so far as applicable to the premises underlet:

      (i) containing an absolute prohibition against the underlessee underletting, charging, parting with possession or sharing the occupation of the premises underlet or any part of them or assigning part of them;

      (ii) at the rent which can reasonably be obtained without taking a fine or premium;

      (iii) containing provisions for the rent reserved by the underlease to be reviewed in an upwards direction only with effect from the same dates as the principal yearly rent under this Lease is liable to be reviewed and upon the same principles of ascertainment; and

      (iv)  containing or having endorsed upon it.

            (a) a reference to the notice served on the undertenant in the form, or substantially in the form, set out in schedule 1 to the Regulatory Reform (Business Tenancies) (England and Wales) Order 2003;

            (b) a reference to the declaration or statutory declaration made by the undertenant in the form, or substantially in the form, set out in paragraph 7 or paragraph 8 as appropriate of schedule 2 to that Order; and

            (c) a valid agreement under section 38(A)(1) of the Landlord and Tenant Act 1954 excluding sections 24 to 28 of that Act.

(B) Subject to sub-paragraph (A), not to underlet the whole of the demised premises without the consent of the Landlord (such consent not to be unreasonably withheld or delayed) provided that for the purposes of section 19(1A) of the Landlord and Tenant Act 1927 the Landlord may:

      (i) withhold its consent in circumstances where the Tenant has been unable to satisfy the Landlord (acting reasonably) that the intended underlessee is of appropriate financial standing to be able to comply with the covenants contained in the Underlease;

      (ii) withhold its consent unless prior to the date of the proposed underletting the Tenant has paid all sums which have fallen due for payment under this Lease before that date and has remedied any outstanding breaches of the Tenant's covenants in this Lease provided that if there shall be a bona fide dispute as to any sum payable the Tenant shall discharge this condition by depositing such sum in an escrow account pending resolution of such dispute;

      (iii) make it a condition of its consent that the intended underlessee enters into direct covenants with the Landlord;

            (a) to observe and perform the Tenant's covenants in this Lease (other than as to the payment of rent) insofar as they relate to the premises to be underlet;

            (b) to pay the rents reserved by the proposed underlease and to observe and perform the underlessee's covenants in such underlease; and

            (c) not to assign the premises to be underlet without the prior consent of the Landlord under this Lease, such consent not to be unreasonably withheld or delayed.

      (iv) (if it is reasonable to do so) make it a condition of its consent that such surety or sureties as the Landlord requires covenant by deed directly with the Landlord as principal debtors or covenantors in such form as the Landlord requires:

            (a) that the underlessee will pay the rent reserved by the proposed underlease and observe and perform the underlessee's covenants in the proposed underlease; and

            (b) to pay to the Landlord all losses, costs and expenses arising out of or incidental to any failure by such underlessee to comply with its obligations to the Landlord from time to time.

(C) To enforce the observance and performance of and not to vary or waive the covenants on the part of any underlessee or surety and the provisions for review of rent contained in any underlease.

(D)   Not to defer or accelerate the payment of rent under any underlease.

(E) Not to agree any review of rent or the appointment of any expert or arbitrator under any underlease without the consent of the Landlord under this Lease such consent not to be unreasonably withheld or delayed.

2.22  REGISTRATION

      Within fourteen days after any assignment, underletting, assent, mortgage or charge or release or vacation of any mortgage or charge or devolution of or other instrument relating to the demised premises or any estate or interest in the demised premises however remote or inferior to give notice to the Landlord and produce to it for its retention a certified copy of the deed or instrument effecting the transaction.

2.23  INDEMNITY

      To indemnify the Landlord against:

      (i) any tax or imposition which becomes payable either during the term or after its ending by reason of any act or default of the Tenant or any person deriving title under the Tenant or their respective agents, servants or licensees and which but for such act or default would not have been payable; and

      (ii) all actions, costs, claims, demands and expenses arising as a result of any breach of the Tenant's covenants in this Lease or by reason of any act or default of the Tenant or any person deriving title under the Tenant or their respective agents, servants or licensees.

2.24  PRODUCTION OF INFORMATION

      To produce within 14 days of written demand such evidence as the Landlord may reasonably require to satisfy itself that the Tenant's covenants in this Lease have been complied with and particulars of all derivative or occupational rights existing in respect of the demised premises however remote or inferior.

2.25  INTEREST

      To pay to the Landlord if so required and without prejudice to the Landlord's other remedies (as well after as before any judgment) interest at the rate of four per centum per annum above the base rate of HSBC Bank Plc from time to time on any sum becoming due under this Lease (whether or not formally demanded) and not paid within fourteen days of its becoming due from the date it becomes due until the date of payment and on any sum due under this Lease but not accepted by the Landlord from the date of its becoming due until the date of acceptance (where acceptance of rent would prejudice any right of the Landlord).

2.26  VALUE ADDED TAX

      To pay an amount equal to all value added tax or other tax of a similar nature payable in respect of any sum payable under this Lease so that any such sum is deemed to be tax exclusive provided that the Landlord shall provide to the Tenant a valid VAT invoice in respect of any such sums as soon as reasonably practicable following receipt thereof.

2.27  MATTERS AFFECTING THE REVERSION

      Not to cause the Landlord to be in breach of the Head Lease or any covenants, conditions and restrictions (if any) to which any reversion immediately or mediately expectant on the term may be subject.

2.28  REGULATIONS

      To observe and perform and cause all persons deriving title under it and their respective servants, agents and licensees to observe and perform any reasonable rules and regulations made by the Landlord from time to time for the orderly and safe use of the Building and its facilities.

2.29  SURETY

      If in respect of any surety who at any time hereafter shall have guaranteed the obligations of the Tenant in this Lease any of the events specified in Clause 5 (iii) (iv) (v) or (vi) above shall occur or if such surety shall cease to exist then provided that such surety's obligations to the Landlord remain extant the Tenant for the time being shall give written notice to the Landlord within seven working days of any such event and, if so required in writing by the Landlord and at the expense of the Tenant, shall within two months after notification of the Landlord's requirements:-

      (A) procure some other person, reasonably acceptable to the Landlord, to covenant by deed directly with the Landlord in the manner provided for at paragraph 2.20(B)(iv) above, or

      (B) provide such other security for the performance of the tenant's obligations in this Lease as is reasonably acceptable to the Landlord.

                                   SCHEDULE 3

                               SURETY'S COVENANTS

3.1   PAYMENT

      The Surety in consideration of the demise contained in this Lease having been made at its request covenants with the Landlord that:

      (i) the Tenant will throughout the term as well after as before any disclaimer of this Lease pay the rents reserved by this Lease as from time to time reviewed and will observe and perform the Tenant's covenants in this Lease;

      (ii) in case of default or delay on the part of the Tenant the Surety will by way of primary obligation and not merely as a guarantor or as collateral to the Tenant's obligation pay to the Landlord any proper sum which ought to be paid and make good any breaches of the Tenant's covenants in this Lease including all losses, damages, costs and expenses arising or incurred by the Landlord; and

      (iii) the Surety will indemnify the Landlord against all proper costs arising from or in contemplation of the enforcement of the Surety's covenants in this Lease.

3.2   NEW LEASE

(A) The Surety further covenants with the Landlord that if any event or default occurs rendering this Lease liable to forfeiture or disclaimer (and the Landlord forfeits it or it is disclaimed) the Surety or such of the persons for the time being comprising the Surety as the Landlord may choose shall upon being required so to do by the Landlord by written notice given at any time within 3 months of such forfeiture or disclaimer take up a new lease of the demised premises and deliver a duly executed counterpart to the Landlord upon the same terms as this Lease save that:

      (i) the term will commence on the date of such notice and expire on the date the Term specified in the Lease Details is due to expire or would have expired but for its having already ended;

      (ii) so far as there are outstanding breaches of the Tenant's covenants in this Lease, the Landlord may require without prejudice to its other remedies that such lease contains a covenant that they will be remedied promptly at the cost of the Surety to the satisfaction of the Landlord.

(B)   The Surety will:

      (i) join in any consent, approval or licence required by any other person interested in the demised premises in connection with the grant of the lease; and

      (ii) on completion of such lease indemnify the Landlord against its proper costs in connection with the obtaining of any such consent, approval or licence and the grant of the lease.

3.3   RANKING OF CLAIMS

(A) The Surety will only be entitled to enforce its rights in respect of any sums it pays or liabilities it incurs under the Surety's covenants in this Lease or in any new lease it is required to take up under this schedule after the Surety's obligations under all such covenants have been observed, performed and discharged in full and the Surety shall not:

      (i) seek to recover from the Tenant or any third party whether directly or by way of set-off, lien, counter-claim or otherwise or accept any money or other property or security or exercise any rights in respect of any sum which may be or become due to the Surety on account of failure by the Tenant to observe, perform or discharge the Tenant's covenants in this Lease;

      (ii) claim, prove for or accept any payment in any composition by or winding up or liquidation of the Tenant or any third party in competition with the Landlord for any amount owing to the Surety on any account; and

      (iii) exercise any right or remedy in respect of any amount paid by the Surety under the Surety's covenants in this Lease.

(B) The Surety warrants to the Landlord that it has not taken and will not take any security from the Tenant or any third party in connection with the Surety's covenants in this Lease or in any new lease it is required to take up under this schedule and any such security so taken shall be held in trust for the Landlord as security for the respective liabilities of the Surety and the Tenant.

3.4   SOLE OR PRINCIPAL DEBTOR

      Without prejudice to the rights of the Landlord against the Tenant as principal the Surety as a separate and independent stipulation agrees that any liability mentioned in this schedule which may not be recoverable on the footing of a guarantee whether by reason of any legal limitation, disability or incapacity on or of the Tenant or any other fact or circumstance and whether known to the Landlord or not will nevertheless be recoverable from the Surety as though it had been incurred by the Surety and the Surety was the sole or principal debtor in respect of it and will be paid by the Surety on demand together with interest (as well after as before any judgment) at the rate of four per centum per annum above the base rate of HSBC Bank Plc from time to time from the date of demand until payment.

3.5   IMMEDIATE RECOURSE

      The provisions of this schedule are in addition to and not in substitution for any other rights which the Landlord may have and may be enforced against the Surety whether or not recourse has been had to any such rights and whether or not any steps or proceedings have been taken against the Tenant.

3.6   OBLIGATIONS TO SUBSIST

      The rights of the Landlord and the obligations of the Surety will continue to subsist notwithstanding:

      (i) the neglect or forbearance of the Landlord in endeavouring to obtain payment of the rents reserved by this Lease or enforcing the observance and performance of the Tenant's covenants in this Lease whether from or by the Tenant, the Surety or any other person;

      (ii) any time which may be given by the Landlord for the payment of the rents reserved by this Lease or the observance and performance of the Tenant's covenants in this Lease whether from or by the Tenant, the Surety or any other person;

      (iii) the demand or acceptance of sums at a time when the Landlord has notice of a breach of the Tenant's covenants in this Lease;

      (iv) the refusal by the Landlord to accept rent tendered by or on behalf of the Tenant, the Surety or any other person;

      (v)         the grant of any licence, consent or approval by the Landlord;

      (vi) any variation of this Lease agreed between the Landlord and the Tenant for the time being;

      (vii) the disposition of the Landlord's reversion or any part of it or any disposition of the demised premises by the Tenant;

      (viii) the release of any one or more persons for the time being constituting the Tenant or the Surety; or

      (ix) any other act omission, matter or thing by which (but for this provision) the Tenant or the Surety would be exonerated either wholly or in part from its obligations to the Landlord other than a release under seal given by the Landlord.

3.7   SUPPLEMENTAL

      If so required by the Landlord the Surety will join in any instrument made under or supplemental to this deed for the purpose of acknowledging it is bound by it and that the obligations in this schedule extend to it.

3.8   STATUTORY AVOIDANCE

      No assurance, security or payment which may be avoided under any Statute nor any release, settlement or discharge of the Surety which may have been given or made on the faith of any such assurance, security or payment shall prejudice or affect the right of the Landlord to recover from the Surety to the full extent of this schedule as if such release, settlement or discharge had not occurred.

                                   SCHEDULE 4

                                   RENT REVIEW

4.1   RENT REVIEW

      With effect from the review date, the principal yearly rent payable by the Tenant shall be which ever is the greater of:

      (i) the principal yearly rent payable immediately before the review date; and

      (ii)  the open market rental value at the review date.

4.2   REFERRAL OF DISPUTES

      The Landlord and the Tenant shall endeavour to agree the open market rental value as at the review date but if it has not been agreed by the day three months before the review date the question may be referred by the Landlord or the Tenant to the determination of a referee acting as an arbitrator pursuant to the Arbitration Act 1996.

4.3   REFEREE

(A) The referee (who is to have substantial recent experience of the valuation and letting of property such as the demised premises and in their vicinity) may be agreed on by the Landlord and the Tenant or if not agreed on by them within two weeks from the nomination in writing of a referee by one party to the other is to be appointed on the application of either party by the President for the time being of the Royal Institution of Chartered Surveyors.

(B) If the referee relinquishes his appointment or dies or if it becomes apparent that he will be unable or unwilling to complete his duties the Landlord and the Tenant may agree upon or either of them may apply to the President for a substitute in his place which procedure may be repeated as many times as necessary.

(C) If the President is unable or unwilling to make an appointment at the time of application the appointment may be made by the Vice-President or next senior officer of the Institution then able and willing to make it or if no such officer is available by such officer of such professional body as the Landlord reasonably designates.

(D) The referee shall give reasons for his award and may provide for the manner in which the costs of the determination are to be borne and for the payment of costs by one party to the other.

(E) If either the Landlord or the Tenant fails to pay the fees and expenses of the referee payable by it within seven days of demand the other party may pay them and the amount so paid shall be repaid by the party chargeable on demand.

4.4   INTERIM PERIOD

(A) In respect of the period beginning with the review date and ending on the day preceding such one of the quarter days as immediately follows the date on which the increased rent is ascertained the principal yearly rent will continue to be paid at the yearly rate payable immediately before the review date.

(B) At the expiration of the period, the Tenant shall pay to the Landlord a sum equal to the aggregate of:

      (i) the amount (if any) by which the increased rent for the period exceeds the rent paid for the period; and

      (ii) interest at the rate of the base rate of HSBC Bank Plc on the difference between the increased rent for the period and the rent paid for the period calculated from the relevant review date until the actual payment of such difference (as well after as before any judgment).

4.5   RENT REVIEW MEMORANDUM

      For information and record purposes only, once the increased rent (if any) has from time to time been ascertained the Landlord and the Tenant shall execute a memorandum in duplicate specifying such rent which shall be prepared by the Landlord's solicitors and attached to the original and counterpart of this Lease.

4.6   RESTRICTIONS ON PAYMENT

      If the Landlord is restricted, prevented or constrained by any limitation (which expression in this paragraph includes any Statute, public policy or imposition by any means whatsoever (whether legally binding or not) of control over rents) from obtaining, demanding or accepting from the Tenant or the Tenant is similarly restricted, prevented or constrained from paying to the Landlord the full rent for the time being reserved by this Lease the Tenant shall pay rent at the highest level from time to time recoverable and the monies passing under this Lease by way of rent are to be increased by such amounts and at such times as may be permitted until such full rent passes and the Landlord will not be prevented from requiring a revision of rent in accordance with this Lease on the ground that the revised rent or any previous revised rent will not or has not yet become payable in full.

4.7   RESTRICTIONS ON REVIEW

      If the Landlord is similarly restricted, prevented or constrained from requiring a revision of the principal yearly rent in accordance with this schedule then the Landlord may after each modification, removal or relaxation on giving notice to the Tenant introduce an intermediate review date and the principal yearly rent payable by the Tenant with effect from the intermediate review date to the next succeeding review date will be whichever is the greater of:

      (i) the principal yearly rent payable immediately before the intermediate review date; and

      (ii)  the open market rental value at the intermediate review date to the intent that this schedule shall apply (mutatis mutandis) as though the intermediate review date were a Review Date specified in the Lease Details.

4.8   TIME NOT OF THE ESSENCE

      Time is not of the essence for the purpose of this schedule.

                                   SCHEDULE 5

                              INSURANCE PROVISIONS

5.1   INSURANCE PARTICULARS

(A) The Landlord covenants with the Tenant to supply to the Tenant annually and on the occasion of any material change a summary of the insurance effected under the Head Lease sufficient to enable the Tenant to know the extent of the cover provided and the sums insured and any exclusions, excesses, conditions or limitations.

(B) The Landlord shall not be obliged to insure any fixtures or fittings which may be installed by the Tenant (whether landlord's or tenant's fixtures and fittings).

5.2   TENANT'S OBLIGATIONS

      The Tenant covenants with the Landlord:

      (i) not knowingly to do or bring or keep in the Building anything which might increase the risk of damage by any of the insured risks;

      (ii) not knowingly to do anything to cause the insurance effected on the Building to become void or voidable or the premium to be increased;

      (iii) to comply with the requirements or reasonable recommendations of the insurers of the Building and the local fire officer;

      (iv) if the demised premises or any other part of the Building is damaged or destroyed by any risk insured against by the Head Landlord and the policy of insurance in respect of it is vitiated, avoided or forfeited or the payment of the policy monies or any part of them is refused or withheld by reason of the act or default of the Tenant or any person deriving title under the Tenant or their respective agents, servants or licensees then and in every such case to pay to the Landlord on the date when the policy monies would otherwise have been paid an amount equal to the sum so refused or withheld;

      (v) not knowingly to insure the demised premises against any risks which are from time to time insured against by the Head Landlord and to hold any monies received from any policy effected in breach of this paragraph upon trust for the Landlord; and

5.3   CESSER OF RENT

(A) If the whole or any part of the Building is damaged by any of the insured risks so as to render the demised premises unfit for occupation and use and the insurance effected by the Head Landlord is not vitiated, avoided or forfeited or the payment of the insurance proceeds or of any part of them refused or withheld by reason of any act or default of the Tenant or any person deriving title under the Tenant or their respective agents, servants or licensees then the rents hereby reserved or a fair proportion of them according to the nature and extent of the damage sustained will be suspended until the demised premises are again fit for occupation and use.

(B) Any dispute arising under sub-paragraph (A) is to be determined by a single arbitrator in accordance with Arbitration Act 1996.

5.4   TERMINATION

      If the Head Landlord is unable or unwilling to rebuild or reinstate the demised premises after loss or damage by an insured risk and within thirty-six months of the happening of the loss or damage so notifies the Tenant in writing the Head Landlord's obligation in that respect and this Lease will determine and the Head Landlord will be entitled to retain the whole of the insurance moneys without prejudice to any further right or remedy of any party hereto.

5.5   INSURANCE RENT

      The Landlord covenants to pay the insurance rent reserved by clause 2 (iv) of the Head Lease.

                                   SCHEDULE 6

                               FURTHER PROVISIONS

6.1   LICENCES TO BE OBTAINED

(A) Any licence, consent or approval required from the Landlord under this Lease is to be obtained before the act or event to which it applies is carried out or done and is effective only when given in writing.

(B) Whether or not it says so expressly any such licence, consent or approval is conditional on the Tenant obtaining all requisite licences, consents, permissions or approvals from the relevant government department, local authority or other competent authorities and from the insurers and any other person interested in the demised premises.

6.2   NO IMPLIED WARRANTY

      Nothing contained or implied in this Lease or in any such licence, consent or approval is to be taken to be a covenant, warranty or representation by the Landlord or its agents that the demised premises can be or are fit to be used for the Permitted Use or any other purpose or that any alteration or addition or change of use which the Tenant may intend to carry out will not require the approval of the relevant government department, local authority or other competent authority or the insurers or any other person interested in the demised premises.

6.3   UNWANTED PROPERTY

      If after the ending of the term any property remains on the demised premises the Landlord may either in so far as the same is annexed to the demised premises treat it as having reverted to the Landlord or as the agent of the Tenant (and the Landlord is appointed by the Tenant to act in that behalf) remove, store, and sell such property and then hold the proceeds of sale after deducting the costs and expenses of removal, storage and sale incurred by it to the order of the Tenant provided that the Tenant shall indemnify the Landlord against liability incurred by it to any third party whose property is dealt with by the Landlord.

6.4   NO IMPLIED EASEMENTS

      This Lease does not confer upon or include by implication or otherwise in favour of the Tenant any right, privilege, estate or interest not expressly set out in, through, over or upon any other part of the Building or any land or premises adjoining or near to the Building or the air space over it.

6.5   COSTS

      Costs payable to the Landlord or against which the Landlord is entitled to be indemnified include but are not limited to all solicitors', surveyors', architects' and other fees, disbursements and irrecoverable value added tax and other expenditure incurred by the Landlord on its own account or by the insurers or any other person interested in the demised premises.

6.6   ADJOINING PROPERTY

      Nothing contained or implied in this Lease imposes or is to be deemed to impose any restriction on the use of any other part of the Building or any adjoining or neighbouring property or give the Tenant the benefit of or the right to enforce or to have enforced or to prevent the release or modification of any covenant, agreement or condition or to prevent or restrict its development.

6.7   INTEREST RATES

      If it ceases to be practicable to determine interest rates by reference to the base rate of HSBC Bank Plc the Landlord may specify a reasonable alternative.

6.8   COMPENSATION

      The Tenant will not be or become entitled to any compensation under section 37 or 59 of the Landlord and Tenant Act 1954 unless the conditions set out in section 38(2) of that Act are satisfied in relation to the tenant claiming compensation.

6.9   NOTICES

      Any notice, request, demand or other instrument under this Lease shall be in writing and may be served either in accordance with section 23 of the Landlord and Tenant Act 1927 or, in the case of service on a person who is for the time being the Tenant or any surety for the Tenant by sending it by first class letter post addressed to that person at the demised premises.

6.10  POWER TO DEAL WITH NEIGHBOURING LAND

      Notwithstanding anything contained in this Lease other than in Part 1 of
      Schedule 1 the Head Landlord and the Landlord and all persons authorised by either of them shall have power without obtaining any consent from or making any compensation to the Tenant to deal as it or they may think fit with the adjoining property or any of the lands buildings or parts of buildings and hereditaments adjacent adjoining or near to the demised premises or any part thereof and to erect or suffer to be erected thereon or on any part thereof any buildings whatsoever and to make any alterations or additions and carry out any demolition or rebuilding whatsoever which it or they may think fit or desire to do to such land or buildings of any part or parts thereof and without prejudice to the generality of the foregoing whether such buildings alterations or additions shall or shall not affect or diminish the light or air which may now or at any time during the term be enjoyed by the Tenant or the tenants or occupiers of the demised premises.

                                   SCHEDULE 7

                            SERVICE CHARGE PROVISIONS

                                     PART 1

7.1   INTERPRETATION

(A)   In this schedule, except where the context otherwise requires:

      "THE DUE PROPORTION" means the property attributed share of the total costs attributable to the demised premises by the Landlord acting reasonably;

      "SERVICE CHARGE PERIOD" means the period of twelve months ending on and including 31st December in each year or such other period as the Landlord may reasonably determine from time to time;

      "THE SERVICE CHARGE RENT" means the due proportion for the service charge period concerned as appearing from the summary submitted in accordance with this schedule; and

      "THE TOTAL COSTS" means the aggregate of the costs and expenses properly incurred by the Landlord in:

      (i) complying with its obligations under the Head Lease (other than as to the payment of the principal yearly rent thereunder);

      (ii) meeting the proper cost of valuations of the Building for insurance purposes (no more frequently than once a year);

      (iii) meeting the excess on the policy of insurance in respect of the Building in case of damage by an insured risk;

      (iv)  providing the services specified in Parts 2 and 3 of this schedule;

      (v)   engaging managing agents for the Building;

      (vi) engaging independent accountants to audit the total costs and to provide other accounting services in connection with the calculation and collection of the service charge;

      (vii) in the event the Head Lease comes to an end (howsoever caused), performing the like obligations as those of the Head Landlord under
            Schedule 6 ("Insurance Provisions") thereof subject to the like terms and conditions; and

      (viii) providing and supplying such other services or facilities, making such other payments or carrying out such other repairs and works (including the provision or replacement of plant and machinery) as in the reasonable opinion of the Landlord may be necessary or expedient to maintain the Building to a high standard and may be for the benefit of the Tenant or occupiers of the Building and defraying incidental and associated costs, charges and overheads.

(B) In calculating the due proportion the Landlord may (acting reasonably) apply the same or different percentages to constituent elements of the total costs.

7.2   PAYMENT OF THE SERVICE CHARGE RENT

(A) The Tenant shall pay to the Landlord the service charge rent for each service charge period beginning or ending during the term.

(B) The Tenant shall make payments on account of the service charge rent in advance on the usual quarter days in each year of such amounts as the Landlord may reasonably require.

(C) After the Landlord has submitted the summary of the total costs for a service charge period in accordance with this schedule, if the aggregate of the on account payments made by the Tenant differs from the service charge rent for the service charge period concerned then any shortfall shall be paid to the Landlord within fourteen days of written demand and any over-payment shall either be allowed to the Tenant against the next on account payment due under this schedule or, after the ending of the term and subject to the settlement of any outstanding sums due to the Landlord under this Lease, returned to the Tenant.

(D) If so required, the Tenant will within 21 days of written demand re-imburse to the Landlord the due proportion of any heavy or unusual expenditure forming part of the total costs.

(E) Save as specifically provided in this paragraph, the Tenant will not be entitled to the repayment of any amounts paid by it or by any other tenant or occupier of the Building by way of or on account of the service charge rent whether such amounts have been applied to a sinking fund or a reserve fund.

(F) For the purpose of any apportionment in respect of a period shorter than a service charge period, the service charge rent for the service charge period concerned will be deemed to accrue on a daily basis.

(G) Notwithstanding the ending of the term, this paragraph will continue to apply in respect of the then current and any earlier service charge periods.

7.3   SUMMARY OF THE TOTAL COSTS

(A) As soon as practicable after the end of each service charge period, the Landlord shall submit to the Tenant a summary of the total costs for such period audited by an independent accountant.

(B) At any time within two months from the date such summary is submitted, the Tenant may after reasonable prior notice have access to the accounts, invoices and other materials from which such summary is derived and be provided with copies.

7.4   FURTHER COSTS

      The Landlord may include in the total costs for any service charge period:

      (i) any item of the total costs for an earlier service charge period beginning or ending during the term and not recovered in full from the tenants and occupiers of the Building;

      (ii) interest at two percent per annum above the base lending rate of National Westminster Bank Plc from time to time from the date of expenditure until the date of recovery on any item of the total costs met by the Landlord from its own resources whether because of an insufficiency of service charges received from the tenants and occupiers of the Building or otherwise;

      (iii) any tax assessed upon the Landlord during such period in respect of sums received from the tenants or occupiers of the Building by way of or on account of the service charge rent; and

      (iv) a reasonable fee for managing the Building insofar as managing agents are not engaged.

7.5   SINKING FUND AND RESERVE FUND

(A) The Landlord may include in the total costs for any service charge period an amount which the Landlord reasonably determines from time to time as appropriate to build up and maintain a sinking fund and a reserve fund in accordance with the principles of good estate management.

(B) Such a sinking fund may be established and maintained to provide for the renewal and replacement of lifts, boilers, plant, machinery and equipment in or upon the Building.

(C) Such a reserve fund may be established and maintained to cover prospective and contingent costs of carrying out repairs, decorations, maintenance and renewals and of complying with all Statutes and the requirements or directions of any government department, local authority or other competent authority relating to the use, occupation or enjoyment of the Building.

7.6   DEPOSIT ACCOUNT

(A) The Landlord shall keep the sums paid by the tenants and occupiers of the Building by way of service charge rent in a separate, interest earning, deposit account until and save to the extent that they may be required for the purposes provided for in this schedule.

(B) Interest on the amounts standing to the credit of the account shall be credited to the account net of any tax payable in respect of such interest.

(C) Until actual disbursement, such amounts shall be held by the Landlord for the benefit of the tenants and occupiers of the Building as a class.

(D) Upon any transfer of the reversion immediately expectant on the ending of the term, the Landlord may retain out of such account an amount sufficient to discharge any costs and expenses properly incurred by the Landlord but remaining outstanding.

(E) The receipt of the Landlord's successor to the reversion shall be a good receipt for the Landlord and relieve the Landlord from any liability as to the future application of amounts handed over.

7.7   LANDLORD'S PROTECTION PROVISIONS

      The Tenant may not object to the total costs or any item comprised in them or otherwise on the ground that:

      (i) an item of the total costs included at a proper cost might have been provided or performed at a lower cost;

      (ii) an item of the total costs fails to comply with an estimate which was given;

      (iii) an item of the total costs includes an element of betterment or improvement of the Building, its services or its amenities;

      (iv) the Tenant disagrees with any estimate of future expenditure for which the Landlord requires to make provision so long as the Landlord has acted reasonably and in good faith; or

      (v) the Tenant disagrees with the Landlord's exercise of any discretion reserved to it so long as a reasonable landlord could have reached the conclusion that the Landlord has.

7.8   TENANT'S PROTECTION PROVISIONS

(A) The relevant proportion of the total costs is not to be increased or altered by reason only that at any relevant time any part of the Building is vacant or is occupied by the Landlord or because any other tenant or occupier of the Building defaults in the payment of its due proportion of the total costs.

(B) The total costs are not to include any liability or expense for which any tenant or occupier of the Building is responsible under the terms of the lease, tenancy or other arrangement under which it uses or occupies the Building.

7.9   LANDLORD'S OBLIGATION TO PROVIDE SERVICES

(A) The Landlord shall provide the services specified in Part 2 of this schedule and may provide the services specified in Part 3 of this schedule.

(B) The Landlord is not to be liable for any failure to provide such services to the extent that the Landlord is prevented from doing so by an insured risk or other peril, accident, strike, shortage of materials or power or other cause or circumstance beyond the Landlord's control.

(C) The Landlord is not to be under any obligation to continue to provide the services specified in Part 3 of this schedule and may in its absolute discretion discontinue, suspend, vary, extend, alter or add to such services if the Landlord considers that by doing so the Building, its services or amenities may be improved or the management of the Building may be more efficiently conducted.

                                     PART 2

1. The repair, decoration, maintenance, renewal, rebuilding, cleaning and upkeep of the structure, floor slabs, main walls, vaults, foundations, exterior and roof of the Building.

2. The cleaning, lighting, decoration, repair and maintenance of the common parts of the Building (including any W.C. facilities intended for the use of more than one tenant of the Building), emergency and external lighting, and the external surface of the entrance doors to the premises let or intended to be let to tenants.

3. The cleaning of the exterior of the windows in the Building and the interior of the windows in the common parts of the Building.

4. The repair, maintenance, renewal and replacement of all roads, paths, pavements, conduits and other conveniences including the car park and access ramp to the car park used or capable of being used by the owner or occupier of the demised premises in common with others other than those which are the responsibility of the Tenant or any other tenant or occupier of the Building.

5. The provision during normal business hours of mechanical ventilation and heating and cooling and of hot water to the hot water taps in the Building.

6. The repair, maintenance, renewal, replacement and testing of the chillers and boilers and of all conduits, plant and equipment for or in connection with the supply of heating and cooling and hot and cold water.

7. The repair, maintenance, renewal and replacement of the lifts and of all plant and equipment for or in connection with the working and operation of the lifts.

8. The effecting of engineering equipment insurance in respect of the mechanical and electrical equipment in or about the Building.

9. The payment of rates, taxes or other outgoings in respect of the common parts of the Building.

10. The provision, repair, maintenance and renewal of fire alarm systems and fire extinguishing equipment throughout the Building.

11.   The carrying out of fire, health and safety and disability audits.

12. The carrying out in accordance with the directions of the insurers such works to any part of the Building as may be required or reasonably recommended by them.

13. The compliance with the requirements of any Statutes whether now in existence or hereafter to be made in respect of the Building or the use thereof.

                                     PART 3

1. The employment of staff or outside agencies for the maintenance and upkeep of and the provision of services in the Building.

2. The provision of uniforms, overalls and protective clothing for staff required in connection with their duties.

3. The provision of living accommodation for staff and the payment of all rates, taxes and other outgoings in respect of such accommodation.

4. The provision of arrangements for the safety and security of the Building including the installation, repair, maintenance, renewal and replacement of a closed circuit television system and the cost of pest control services.

5. The provision, maintenance, renewal and replacement of planting in the common parts of the Building.

6.    The carpeting and furnishing of the common parts of the Building.

7. The provision, repair, maintenance, renewal and improvement of any public address systems and sprinkler equipment through the Building.

                                   SCHEDULE 8

                               DEEDS AND DOCUMENTS

DATE                DOCUMENT                 PARTIES
30.12.1950          Conveyance               The Trustees of the Welsh Wesleyan Methodist Chapel, City Road (1) The Church
                                             Commissioners for England (2)

25.03.1960          Conveyance               The Church Commissioners for England (1) Leigh Commercial Developments Limited (2)

25.03.1960          Transfer                 The Church Commissioners for England (1) Leigh Commercial Developments Limited (2)

18.04.1962          Transformer              Leigh Commercial Developments Limited (1) The London Electricity Board (2)
                    Chamber Lease

02.08.1965          Transfer                 Leigh Commercial Developments Limited (1) Kennedy Leigh Commercial Properties Limited
                                             (2) Leigh Industrial Developments Limited (3) Kennedy Leigh (Holdings) Limited (4)
                                             Leigh London & Provincial Properties Limited (5) The British Newburn Company Limited
                                             (6) Commerce & Industry House Limited (7) The Norwich Union Life Insurance Society (8)

18.11.1966          Agreement as to          The Trustees of Wesley's Chapel (1) The Norwich Union Life Insurance Society (2) The
                    Rights of Light          Minister of Public Building and Works (3)

13.01.1987          Agreement                Norwich Union Life Insurance Society (1) The Secretary of State for the Environment
                                             (2) Trustees for Methodist Church Purposes (3)

08.09.1988          Section 52               The London Borough of Islington (1) The Norwich Union Life Insurance Society (2)
                    Agreement

22.10.1999          Section 106              The London Borough of Islington (1) Colebrook Estates Limited (2)
                    Agreement

The common seal of                          )
DERWENT VALLEY LONDON LIMITED               )
was hereunto affixed in the                 )
presence of:                                )

                                Director

                                Secretary

The common seal of                          )
PENSON FINANCIAL SERVICES                   )
LIMITED                                     )
was hereunto affixed in the                 )
presence of:                                )

                                Director

                                Secretary

Executed as a deed by                       )
PENSION WORLDWIDE, INC                      )
acting by Dan Son                           )
                                            )
                                            )

The common seal of                          )
DERWENT VALLEY CENTRAL LIMITED              )
was hereunto affixed in the                 )
presence of:                                )

                                Director

                                Secretary

                                 LEASE DETAILS

DATE                 :                       2005.

LANDLORD             :      DERWENT VALLEY LONDON LIMITED (registered in
                            England number 229333) whose registered office is at 25 Savile Row, London W1S 2ER.

TENANT               :      PENSON FINANCIAL SERVICES LIMITED (registered in
                            England number 02331085) whose registered office is at One Oliver's Yard, City Road, London EC1Y 1HQ.

SURETY                      PENSON WORLDWIDE, INC of 1700 Pacific Avenue, Suite
                            1400 Dallas TX 752021.

HEAD LANDLORD        :      DERWENT VALLEY CENTRAL LIMITED (registered in
                            England no 205226) whose registered office is at 25
                            Savile Row, London W1S 2ER.

PREMISES             :      Part Second Floor of 1 Oliver's Yard, London EC2,
                            shown edged red on Plan 1 annexed hereto.

TERM                 :      commencing on and including     up to and including
                            23rd June 2014.

BREAK DATE                  23rd June 2009.

YEARLY RENT          :      Fifty Eight Thousand Six Hundred and Eighty-Eight
                            pounds ((pound)58,688) per annum exclusive.

RENT                 :      11 August 2005
COMMENCEMENT
DATE

REVIEW DATE          :      24th June 2009

PERMITTED USE        :      Offices within Class B1 (a) of the Schedule to the
                            Town and Country Planning (Use Clauses) Order 1987.

                        DATED                       2005

                          DERWENT VALLEY LONDON LIMITED

                                       AND

                       PENSON FINANCIAL SERVICES LIMITED

                                       AND

                              PENSON WORLDWIDE INC

                                       AND

                         DERWENT VALLEY CENTRAL LIMITED

                         ------------------------------

                                     LEASE

                              OF PART SECOND FLOOR,
                         OF 1 OLIVER'S YARD, LONDON EC2

                         ------------------------------

           TERM:  FROM         UP TO AND INCLUDING 23RD JUNE 2014
           (WITH TENANT'S RIGHT TO BREAK ON 23RD JUNE 2009)

           RENT: (pound)58,688 PER ANNUM EXCLUSIVE (SUBJECT TO REVIEW)

                                SLAUGHTER AND MAY
                                ONE BUNHILL ROW
                                     EC1Y8YY
                              TEL NO: 020 7600 1200
                              FAX NO: 020 7090 5000
                                  REF: DJB/RXYS
                               PR043230086 (26224)

THIS LICENCE is made the                               day of
Two thousand and Five

BETWEEN:

1. DERWENT VALLEY LONDON LIMITED (registered in England number 229333) whose registered office is at 25 Savile Row, London W1S 2ER;

2. PENSON FINANCIAL SERVICES LIMITED (registered in England number 02331085) whose registered office is at 1 Oliver's Yard, City Road, London EC1Y 1HQ;

3.    PENSON WORLDWIDE, INC of 1700 Pacific Avenue, Suite 1400, Dallas TX 75021;

AND

4. DERWENT VALLEY CENTRAL LIMITED (registered in England number 205226) whose registered office is at 25 Savile Row, London W1S 2ER.

THIS DEED WITNESSES as follows:

1.    GENERAL

1.1 In this deed, except where the context otherwise requires, the following words and expressions have the following meanings:

      "THE BUILDING" means 1 Oliver's Yard, London EC2 as more particularly described in the Lease;

      "THE CONSENTS" means all requisite licences, consents, permissions and approvals from the relevant planning and other competent authorities;

      "THE DEMISED PREMISES" means part second floor, One Oliver's Yard, London EC2 as more particularly described in the Lease;

      "THE HEAD LANDLORD" means the fourth named party to this deed;

      "THE LANDLORD" means the first named party to this deed and includes the person for the time being entitled to the reversion immediately expectant on the determination of the term;

      "THE LEASE" means a lease dated             and made between the parties
      to this deed and any consent, licence, approval or other instrument made under or supplemental to it whether varying it or not and made before the date of this deed;

      "THE PLANNING ACTS" means the Town and Country Planning Act 1990, the Planning (Listed Buildings and Conservation Areas) Act 1990, the Planning (Consequential Provisions) Act 1990 and the Planning and Compensation Act 1991;

      "THE REGULATIONS" means the Construction (Design and Management) Regulations 1994;

      "THE SPECIFICATION" means the plans detailed in the schedule, copies of which are annexed;

      "THE SURETY" means the third named party to this deed;

      "THE TENANT" means the second named party to this deed and includes its successors in title and assigns;

      "THE TERM" means the term of years granted by the Lease; and

      "THE WORKS" means the alterations to the demised premises described in the Specification and includes the reinstatement referred to in this deed.

1.2 Any amounts payable by the Tenant under this deed shall be recoverable as arrears of rent under the Lease.

1.3 The condition for re-entry in the Lease shall be exercisable on any breach of any covenant in this deed as well as on the happening of any of the events referred to in the Lease.

1.4   This deed is supplemental to the Lease.

1.5   In this deed, unless otherwise specified:

      (A) a reference to any statute or statutory provision shall be construed as a reference to it as it may have been or may in the future be amended, modified or re-enacted and to any statutory instrument, order, byelaw or other provision that may have been or may in the future be made under it;

      (B) where a party consists of two or more persons the obligations of such persons shall be joint and several;

      (C) nothing in this deed shall release or in any way lessen the liability of any person to the Landlord in respect of the covenants and conditions in the Lease or constitute a waiver of any outstanding breach;

      (D)   nothing in this deed permits any action not permitted expressly; and

      (E) headings to clauses are for convenience only and do not affect the interpretation of this deed.

2.    WORKS

      The Landlord grants licence for the carrying out of the Works.

3.    PRIOR TO COMMENCEMENT

      The Tenant covenants with the Landlord not to commence the Works before:

      (A)   the Consents for the Works have been obtained; and

      (B) the Landlord has been notified in writing of the commencement of the Works.

4.    COVENANTS RELATING TO THE WORKS

      The Tenant covenants with the Landlord:

      (A)   to comply with the Consents for the Works;

      (B) to comply with every enactment (which expression in this sub-clause includes any and every statute now or for the time being in force and every order, regulation, byelaw or direction made or issued under or in pursuance of any such statute) and every provision, requirement or direction of any governmental, local or other competent authority relating to the Works;

      (C) not to carry out the Works otherwise than in a good and workmanlike manner with suitable materials of good quality and in accordance with the Specification to the reasonable satisfaction of the Landlord;

      (D) to allow the Landlord to inspect and test the Works whilst they are progressing and after their completion;

      (E) to carry out the Works with the least possible inconvenience or annoyance to the Landlord and any owners or occupiers of adjoining or neighbouring premises and to make good forthwith all damage arising out of or incidental to the Works;

      (F) to permit the Landlord and all persons authorised by the Landlord (but without prejudice to the right of re-entry contained in the Lease) to enter upon the demised premises to remedy any breaches of the covenants contained in this deed of which written notice is given by the Landlord and to pay the proper costs incurred by the Landlord in so doing on demand;

      (G) to produce on demand such evidence as the Landlord may reasonably require to satisfy itself that the covenants contained in this deed have been complied with; and

      (H) on completion of the Works to supply to the Landlord two copies of as-built drawings showing the completed Works and a copy of the operation and maintenance instructions necessary for the safe and efficient operation and maintenance of any plant comprised in the Works.

5.    REGULATIONS

      The Tenant covenants with the Landlord to the extent the Regulations apply to the Works:

      (A) to observe and perform and to ensure that the contractors carrying out the Works and the architects, engineers or other persons engaged in connection with the Works observe and perform their respective obligations under the Regulations;

      (B) to advise the Landlord of the identity of the appointed planning supervisor;

      (C) to advise the Landlord of the identity of the appointed principal contractor;

      (D) to provide the Landlord with a copy of the health and safety plan and any amendments or additions made to it;

      (E) on completion of the Works to deliver to the Landlord a copy of the completed and updated health and safety file and on the expiration or sooner determination of the Lease the original health and safety file;

      (F) on an assignment of the Lease, to deliver to the assignee the completed and updated health and safety file; and

      (G) to provide to the Landlord a copy of the declaration made under Regulation 4 and any other declaration made or notice given or received under the Regulations in connection with the Works.

6.    REINSTATEMENT

      The Tenant covenants with the Landlord to dismantle and remove the Works and in a good and workmanlike manner reinstate and make good the demised premises and the Building and restore the same to the state and condition in which they were prior to the commencement of the Works to the reasonable satisfaction of the Landlord:

      (A) on demand if in the reasonable opinion of the Landlord such reinstatement is required to remedy or prevent damage to the demised premises or to any adjoining or neighbouring premises;

      (B) on demand if any of the Consents for the Works is withdrawn or lapses;

      (C)   on demand upon the licence contained in this deed becoming void; and

      (D) during the period of six months immediately preceding the expiration or sooner determination of the term unless released by the Landlord in writing from compliance with this obligation.

7.    COSTS AND EXPENSES

      The Tenant covenants with the Landlord throughout the term:

      (A) to pay and satisfy any charge or levy imposed under the Planning Acts in respect of the carrying out of the Works;

      (B) to indemnify and keep indemnified the Landlord from and against all actions, costs, claims, demands and expenses arising as a result of the carrying out of the Works or any breach or non-observance of the covenants contained in this deed or by reason and of any act or default of the Tenant or its agents, servants or licensees;

      (C) to indemnify the Landlord against any tax or imposition which becomes payable by reason of the carrying out of the Works and against any additional tax or imposition which either during or after the expiration or sooner determination of the term becomes payable in respect of the demised premises.

8.    AGREEMENT AND DECLARATION

      It is agreed and declared that:

      (A) the licence contained in this deed is voidable at the option of the Landlord without prejudice to its rights under this deed if:

            (i) the Consents for the Works are not obtained and produced to the Landlord within 3 months after the date of this deed, or

            (ii) the Works are not commenced and commencement notified to the Landlord within 6 months after the date of this deed, or

            (iii) the Works are not completed and completion notified to the
                  Landlord within 6 months after the date of this deed, or

            (iv) the Tenant fails to make good all breaches of the covenants contained in this deed of which written notice is given by the Landlord within one month after the giving of such notice or sooner if requisite;

      (B) nothing in this deed nor any approval of the Specification or the Works whilst progressing or when completed shall release any party from the covenants in this deed or in the Lease or imply or constitute any representation or warranty on the part of the Landlord, its solicitors, surveyors or professional advisers that the demised premises and their services are suitable for the purpose of the Works;

      (C) the lessee's covenants and conditions contained in the Lease shall apply to the demised premises in their altered state after completion of the Works;

      (D) nothing in this deed nor any notice, specification or plan of the Works served on the Landlord shall be deemed to be notice under the Landlord and Tenant Acts 1927 and 1954 of an intention to make improvements to the demised premises and there shall be no entitlement to compensation in respect of the Works at the expiration or sooner determination of the term; and

      (E) any effect on the rental value of the demised premises caused by the Works or by the obligations contained in this deed shall be disregarded for the purpose of any review of rent under the Lease.

9.    CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

      The parties to this deed do not intend that any term of this deed is to be enforceable, by virtue of the Contracts (Rights of Third Parties) Act 1999, by any person who is not a party to this deed.

10.   SURETY

      At the request of the Tenant, the Surety joins in this deed for the purpose of acknowledging it is bound by it and that the obligations of the Tenant under the Lease extends to the obligations of the Tenant under this deed.

11.   HEAD LANDLORD

      The Head Landlord permits the Landlord to grant the Licence contained in this deed.

IN WITNESS whereof the parties have executed this document as a deed the day and year first before written.

The common seal of                          )
DERWENT VALLEY LONDON LIMITED               )
was hereunto affixed in the                 )
presence of:                                )

                                 Director

                                Secretary

The common seal of                          )
PENSON FINANCIAL SERVICES                   )
LIMITED                                     )
was hereunto affixed in the                 )
presence of:                                )

                                 Director

                                Secretary

Executed as a deed by                       )
PENSON WORLDWIDE, INC                       )
acting by Dan Son                           )

The common seal of                          )
DERWENT VALLEY CENTRAL LIMITED              )
was hereunto affixed in the                 )
presence of:                                )

                                 Director

                                Secretary

            DATED                                          2005

                          DERWENT VALLEY LONDON LIMITED

                                       AND

                       PENSON FINANCIAL SERVICES LIMITED

                                       AND

                             PENSON WORLDWIDE, INC

                                       AND

                         DERWENT VALLEY CENTRAL LIMITED

                           --------------------------

                            LICENCE FOR ALTERATIONS

                           --------------------------

                        PREMISES:  PART SECOND FLOOR, 1
                                   OLIVER'S YARD, LONDON
                                   EC2

                               SLAUGHTER AND MAY
                                ONE BUNHILL ROW
                                LONDON EC1Y 8YY
                             TEL NO: 020 7600 1200
                             FAX NO: 020 7090 5000
                                 REF: DJB/RXYS
                              (41080) PR050770072